UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 28, 2022

American Healthcare REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 Regulation FD Disclosure.
In accordance with Regulation FD, we are furnishing our Net Asset Value and Year End 2021 Investor Update presentation that we will present to financial advisors and investors during our webinar on March 29, 2022. A copy of the presentation, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.
On March 29, 2022, we also issued on our website at www.AmericanHealthcareREIT.com, and will be mailing to stockholders, our Fourth Quarter and Year End 2021 Investor Update Letter. A copy of the investor letter, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.2.
The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Item 8.01 Other Events.
Declaration of Monthly Distributions
On March 28, 2022, our board of directors authorized distributions to our Class T and Class I stockholders of record as of the close of business on each of April 28, 2022, May 30, 2022 and June 29, 2022. The distribution for the months of April 2022, May 2022 and June 2022, will be equal to $0.033333333 per share of our common stock, which is equal to an annualized distribution rate of $0.40 per share. The distributions will be paid in cash or shares of our common stock pursuant to our distribution reinvestment plan, or DRIP. The distributions for the months of April 2022, May 2022 and June 2022 will be paid on or about May 2, 2022, June 1, 2022 and July 1, 2022, respectively, only from legally available funds.
Change in Distribution Policy
On March 28, 2022, our board of directors determined that it would be in the best interests of our company and its stockholders to approve a change to our distribution policy to transition the payment of distributions from a monthly basis to a quarterly basis. Management anticipates this amended policy will result in reducing transactional costs related to the monthly administration of distributions.
Beginning with the third quarter of 2022, distributions, if any, shall be authorized by our board of directors on a quarterly basis, in such amounts as our board shall determine, and each quarterly record date for purposes of such distributions shall be determined and declared by our board in the last month of each calendar quarter until such time as our board changes such policy. Stockholders who have elected to participate in our DRIP will continue to have their distributions reinvested to purchase additional shares of our common stock, but on a quarterly basis beginning with any third quarter 2022 distribution declared.
Notice of Annual Meeting
Our board of directors has set the date of our 2022 annual meeting of stockholders for June 15, 2022.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	American Healthcare REIT, Inc. Net Asset Value and Year End 2021 Investor Update Presentation
99.2	American Healthcare REIT, Inc. Fourth Quarter and Year End 2021 Investor Update, dated March 29, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.
March 29, 2022
By:/s/ Danny Prosky
Name: Danny Prosky
Title: Chief Executive Officer and President